EXHIBIT 2.3


                            SHAREHOLDER QUESTIONNAIRE

The Undersigned, a shareholder of Network Lifestyle Radio Corp. ("NLR"), does hereby execute and deliver to MicroAccel, Inc., a Utah corporation (the "Company"), this Shareholder Questionnaire in connection with the issuance of shares of common stock by the Company (the "Shares") in exchange for shares of NLR under the terms of the Share Exchange Agreement by and among the Company, NLR and the shareholders of NLR.

The Undersigned understands that the Company is relying on this information in determining to offer securities to the undersigned in a manner exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") and applicable state securities laws.

1. The Undersigned understands and agrees that the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and the Shares are being offered and issued to the Undersigned in reliance upon an exemption from registration available under Rule 506 of Regulation D and/or Regulation S under the 1933 Act.

2. The Undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Company (and acknowledges that the Company is relying thereon) that:

     (a) the Undersigned alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Undersigned's purchase of the securities, or has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Company or such other person;

     (b) it acknowledges that it has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     (c) The Undersigned represents and warrants that he, she or it is purchasing the securities solely for the Undersigned's own account for investment and not with a view to or for sale or distribution of the securities or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the securities or any portion thereof in any transaction other than a transaction complying with the registration requirements of the 1933 Act, and applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom. Purchaser also represents that the entire legal and beneficial interest of the securities that he, she or it is purchasing is being purchased for, and will be held for, the Undersigned 's account only, and neither in whole nor in part for any other person or entity;

     (d) the Undersigned acknowledges that he, she or it has received all such information, including an Information Statement and documents and materials submitted therewith that describes the risks inherent in the Shares and that the Undersigned deems necessary and appropriate to enable him, her or it to evaluate the financial risk inherent in making an investment in the Shares (the "Disclosure Documents");

     (e) the Undersigned has carefully read the Disclosure Documents and the documents and materials submitted therewith, and the Company has made available to Purchaser or Purchaser's advisors all


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          information  and  documents  requested  by  Purchaser  relating  to investment in the securities, and has provided answers to Purchaser's satisfaction to all of Purchaser's questions concerning the Company.

     (f) there may be material tax consequences to the Undersigned of an acquisition or disposition of Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Undersigned under United States, state, local or foreign tax law of the Undersigned's acquisition or disposition of such securities;

     (g) upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

     (h) Undersigned agrees that all of the securities shall have endorsed thereon a legend to the following effect:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED."


     (i) it is understood that the Company will instruct its transfer agent not to record any transfer of Shares without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the 1933 Act;

     (j) the Undersigned consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein;

     (k) the Undersigned agrees that if it decides to offer, sell or otherwise transfer any of the Shares, (i) it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless the securities are sold in a transaction that does not require registration under the 1993 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities and (ii) prior to such sale, it will furnish to the Company an opinion of counsel reasonably satisfactory to the Company the availability of such exemption; and

     (l) hedging transactions involving the Shares may not be conducted unless in compliance with the U.S. Securities Act.


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     3.     PLEASE  INDICATE  EACH  OF  THE  FOLLOW  THAT  YOU, THE UNDERSIGNED,
SATISFY,  BY  PLACING  YOUR  INITIALS  ON  THE  APPROPRIATE  LINE  BELOW.

          INITIAL ONE:
          -----------

          ---------- ALL THE FOLLOWING APPLY TO THE UNDERSIGNED

          ---------- NOT ALL OF THE FOLLOWING APPLIES TO THE UNDERSIGNED

          The Undersigned, and if applicable, each person for whose account the Shares are being issued, hereby represents and warrants that:

          (a) the Undersigned is not a "U.S. Person," as such term is defined by Rule 902 of Regulation S under the 1933 Act (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

          (b) the Undersigned was outside the United States at the time of execution and delivery of the Share Exchange Agreement;

          (c) no offers to sell the Shares were made by any person to the Undersigned while the Undersigned was in the United States;

          (d) the Disclosure Documents were received by the Undersigned while the Undersigned was outside the United States; and

          (e) the Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States.

          INITIAL  ONE:
          ------------

          ----------- THE  UNDERSIGNED  DOES  NOT  SATISFY ANY OF THE FOLLOWING
                      CATEGORIES  OF  ACCREDITED  INVESTOR  (BELOW)

          ----------- THE  UNDERSIGNED SATISFIES THE FOLLOWING CATEGORY(IES) OF
                      ACCREDITED INVESTOR (PLACE YOUR INITIALS ON THE APPROPRIATE LINE(S) BELOW)

               ---- Category  1.  A  bank,  as defined in Section 3(a)(2) of the
                    Act, whether acting in its individual or fiduciary capacity; or

               ---- Category  2.  A  savings  and  loan  association  or  other institution as defined in Section 3(a) (5) (A) of the Act, whether acting in its individual or fiduciary capacity; or

               ---- Category  3.  A  broker  or  dealer  registered  pursuant to
                    Section  15  of  the  Securities  Exchange  Act  of 1934; or

               ---- Category 4. An insurance company as defined in Section 2(13)
                    of  the  Act;  or

               ---- Category  5.  An  investment  company  registered  under the
                    Investment  Company  Act  of  1940;  or


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               ---- Category  6.  A  business  development company as defined in
                    Section  2(a) (48) of the Investment Company Act of 1940; or

               ---- Category  7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

               ---- Category  8.  A  plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

               ---- Category  9.  An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

               ---- Category  10.  A  private  business  development  company as defined in Section 202(a) (22) or the Investment Advisors Act of 1940; or

               ---- Category  11. An organization described in Section 501(c)(3)
                    of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

               ---- Category  12.  A  director,  executive  officer  or  general partner  of  the  Company;  or

               ---- Category 13. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; or

               ---- Category  14.  A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

               ---- Category  15.  A  trust,  with  total  assets  in  excess of
                    US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

               ---- Category 16. An entity in which all of the equity owners are accredited  investors.


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The  foregoing  representations,  warranties  and  covenants  are  made  by  the
Undersigned with the intent that they be relied upon in determining its suitability as a Undersigned of Shares. The Undersigned undertakes to notify the Company immediately MicroAccel, Inc. c/o Network Lifestyle Radio Corp.,
Attention: Kathryn Williams, 2461 Bellevue Avenue, West Vancouver, British Columbia V7V 1E1 or by facsimile transmission to (604) 685-7349, of any change in any representation, warranty or other information relating to the Undersigned set forth herein which takes place prior to the Closing.


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                                            (Signature  of  Undersigned)


                                            ------------------------------------
                                            (Name of Undersigned - please print)


                                            ------------------------------------
                                            (Capacity)


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